EXHIBIT INDEX



EXHIBIT A - Attachment to item 77C:    Submission of matters to a vote
                                       of security holders.

EXHIBIT B - Attachment to item 77D:    Policies with respect to security
                                       Investments

EXHIBIT C - Attachment to item 77O:    Transactions effected pursuant
                                       To Rule 10f-3

EXHIBIT D - Attachment to item 77Q1:   incorporated by reference as follows



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EXHIBIT A



I.  A Special Meeting of the Shareholders of the Founders Capital
Appreciation Portfolio of the Registrant was held on February 19, 1998 for the following purpose:

To approve or disapprove a new Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Founders Asset Management LLC regarding investment advice to the Founders Capital Appreciation Portfolio.

With regard to the resolution approving the Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Founders Asset Management LLC regarding investment advice to the Founders Capital Appreciation Portfolio:

13,618,232            shares were voted for,

336,940               shares were voted against, and

1,494,852             shares abstained.


II. A Special Meeting of the Shareholders of the Founders Passport Portfolio of the Registrant was held on February 19, 1998 for the following purpose:

To approve or disapprove a new Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Founders Asset Management LLC regarding investment advice to the Founders Passport Portfolio.

With regard to the resolution approving the Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Founders Asset Management LLC regarding investment advice to the Founders Passport
Portfolio:

9,177,560            shares were voted for,

200,907              shares were voted against, and

901,179              shares abstained.


III. A Special Meeting of the Shareholders of the Federated Utility Income Portfolio of the Registrant was held on April 29, 1998 for the following purposes:

1. To approve or disapprove the Investment Management Agreement between American Skandia Trust and American Skandia Investment Services,
Incorporated regarding management of the Federated Utility Income
Portfolio.

With regard to the resolution approving the Investment Management
Agreement between American Skandia Trust and American Skandia Investment Services, Incorporated regarding management of the Federated Utility Income Portfolio:

12,522,801          shares were voted for,

649,892             shares were voted against, and

759,017             shares abstained.

2. To approve or disapprove the Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Neuberger&Berman Management Incorporated regarding investment advice to the Federated Utility Income Portfolio.

With regard to the resolution approving the Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Neuberger&Berman Management Incorporated regarding investment advice to the Federated Utility Income Portfolio:

12,533,584         shares were voted for,

638,274            shares were voted against, and

759,852           shares abstained.

3. To approve or disapprove the proposed change in the fundamental investment objective of the Federated Utility Income Portfolio.

With regard to the resolution approving the proposed change in the fundamental investment objective of the Federated Utility Income Portfolio:

12,507,212         shares were voted for,

599,224            shares were voted against, and

825,281            shares abstained.

4. To approve or disapprove the proposed changes in the fundamental investment restrictions of the Federated Utility Income Portfolio.

With regard to the resolution approving the proposed changes in the fundamental investment restrictions of the Federated Utility Income
Portfolio:

12,322,758         shares were voted for,

729,845            shares were voted against, and

879,114            shares abstained.


IV. A Special Meeting of the Shareholders of the Berger Capital Growth Portfolio of the Registrant was held on April 29, 1998 for the following purposes:

1. To approve or disapprove the Investment Management Agreement between American Skandia Trust and American Skandia Investment Services,
Incorporated regarding management of the Berger Capital Growth Portfolio.

With regard to the resolution approving the Investment Management Agreement between American Skandia Trust and American Skandia Investment Services, Incorporated regarding management of the Berger Capital Growth Portfolio:

13,406,015          shares were voted for,

713,283             shares were voted against, and

705,799             shares abstained.

2. To approve or disapprove the Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Neuberger&Berman Management Incorporated regarding investment advice to the Berger Capital Growth Portfolio.

With regard to the resolution approving the Sub-Advisory Agreement between American Skandia Investment Services, Incorporated and Neuberger&Berman Management Incorporated regarding investment advice to the Berger Capital Growth Portfolio:

13,470,203          shares were voted for,

607,569             shares were voted against, and

747,325             shares abstained.

3. To approve or disapprove the proposed changes in the fundamental investment restrictions of the Berger Capital Growth Portfolio.

With regard to the resolution approving the proposed changes in the fundamental investment restrictions of the Berger Capital Growth Portfolio:

13,301,660          shares were voted for,

687,617             shares were voted against, and

835,819             shares abstained.

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EXHIBIT B


    As set forth in response to Item 77C, special meetings of the shareholders of two portfolios of the Registrant (the Neuberger&Berman Mid-Cap Value Portfolio, which formerly was named the Federated Utility Income Portfolio, and Neuberger&Berman Mid-Cap Growth Portfolio, which formerly was named the Berger Capital Growth Portfolio) were held on April 29, 1998 in order to approve new sub-advisory arrangements for the portfolios and certain changes in the portfolios' investment policies related to the new sub-advisory arrangements. In addition to the changes in the investment policies that required shareholder approval, a number of changes to the investment policies of those portfolios not requiring shareholder approval were also made in connection with the new sub-advisory arrangements. The current investment policies of these Portfolios are described in detail in the prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 26 to the Registrant's registration statement filed on May 1, 1998.

    In addition, a number of changes not requiring shareholder approval were made to the investment policies of the Registrant's other Portfolios effective May 1, 1998. Specifically, disclosure was added to clarify that the JanCap Growth Portfolio may invest in money market funds managed by the Portfolio's sub-adviser and that the Founders Capital Appreciation and Founders Passport Portfolios may engage in "proxy-hedging" with respect to foreign currencies. The portion of the INVESCO Equity Income Portfolio's assets that can be invested in cash and high quality debt securities as part of a temporary defensive position was increased from 50% to 100%. Disclosure was added to permit the Bankers Trust Enhanced 500 Portfolio to invest in equity securities that are not part of the S&P500 Index in certain circumstances. Finally, disclosure was added regarding investment by the Marsico Capital Growth Portfolio in debt securities, including lower-rated debt securities, zero coupon securities, and index/structured securities.

    The current investment policies of the Registrant's Portfolios are described in detail in the prospectus and Statement of Additional
Information for the Registrant included as part of Post-Effective
Amendment No. 26.

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EXHIBIT C


    On June 30, 1998, the Neuberger&Berman Mid-Cap Growth Portfolio of the Registrant purchased 60,000 shares of Republic Services, Inc. Class A stock from Merrill Lynch, Pierce, Fenner & Smith Incorporated in an underwritten offering of 63,250,000 shares of such stock in which Neuberger&Berman, LLC, an affiliate of the Portfolio's sub-adviser, was one of 33 members of the selling syndicate. The Portfolio purchased the security at the public offering price of $24.00 per share.

    On June 11, 1998, the Twentieth Century International Growth Portfolio of the Registrant purchased 2,900 shares of Cable & Wireless Communications plc ordinary shares from Goldman, Sachs & Co. in an underwritten offering of 74,383,545 such shares in which J.P. Morgan Securities Inc., an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of 4.60(in pounds) per share. The other members of the selling syndicate were Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and Bear, Stearns & Co. Inc.

    On April 6, 1998, the T. Rowe Price International Equity Portfolio of the Registrant purchased 47,000 shares of Telecom Corporation of New
Zealand ordinary shares from Merrill Lynch, Pierce, Fenner & Smith Incorporated in an underwritten offering of 170,846,064 such shares in which Robert Fleming Co., Ltd., an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of NZ$4.70 per share.

On June 18, 1998, the T. Rowe Price International Equity Portfolio of the Registrant purchased 30,000 shares of AMP Limited ordinary shares from Credit Suisse First Boston in an underwritten offering of 150,000,000 such shares in which Ord Minnett, an affiliate of the Portfolio's Sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of A$18.70 per share.

    The Investment Manager has obtained information from each Portfolio's Sub-advisor with regard to each of the above transactions' compliance with rule 10f-3 under the Investment Company Act of 1940 and the Registrant's rule 10f-3 procedures. At its September 2, 1998 meeting, the Registrant's Board of Trustees will in turn consider making the determinations required by rule 10f-3 based on information provided to it by the Investment Manager.

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EXHIBIT D

    The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the Lord Abbett Small Cap Value Portfolio is incorporated by reference to
Exhibit 5(v) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the Cohen & Steers Realty Portfolio is incorporated by reference to Exhibit 5(w) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the Stein Roe Venture Portfolio is incorporated by reference to Exhibit 5(x) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the Bankers Trust Enhanced 500 Portfolio is incorporated by reference to Exhibit 5(y) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the Neuberger&Berman Mid-Cap Growth Portfolio is incorporated by reference to
Exhibit 5(aa) of Post-Effective Amendment No. 26 to the Registrant's Registration Statement filed on May 1, 1998.

    The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the Neuberger&Berman Mid-Cap Value Portfolio is incorporated by reference to
Exhibit 5(bb) of Post-Effective Amendment No. 26 to the Registrant's Registration Statement filed on May 1, 1998.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Founders Asset Management LLC with respect to the Founders Capital Appreciation Portfolio is incorporated by reference to Exhibit 5(ii) of Post-Effective Amendment No. 26 to the Registrant's Registration Statement filed on May 1, 1998.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Founders Asset Management LLC with respect to the Founders Passport Portfolio is incorporated by reference to Exhibit 5(pp) of Post-Effective Amendment No. 26 to the Registrant's Registration Statement filed on May 1, 1998.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Lord, Abbett & Co. with respect to the Lord Abbett Small Cap Value Portfolio is incorporated by reference to Exhibit 5(xx) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Cohen & Steers Capital Management, Inc. with respect to the Cohen & Steers Realty Portfolio is incorporated by reference to Exhibit 5(yy) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Stein Roe & Farnham Incorporated with respect to the Stein Roe Venture Portfolio is incorporated by reference to Exhibit 5(zz) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Bankers Trust Company with respect to the Bankers Trust Enhanced 500 Portfolio is incorporated by reference to
Exhibit 5(aaa) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Neuberger&Berman Management Incorporated with respect to the Neuberger&Berman Mid-Cap Value Portfolio is incorporated by reference to Exhibit 5(ccc) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.

    The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Neuberger&Berman Management Incorporated with respect to the Neuberger&Berman Mid-Cap Growth Portfolio is incorporated by reference to Exhibit 5(ddd) of Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on December 19, 1997.